Exhibit 10.7(k)

TENTH AMENDMENT TO LEASE AGREEMENT

THIS TENTH AMENDMENT TO LEASE AGREEMENT is made and entered into as of the 16th day of December, 2005 between RAINIER COMMONS, LLC, a Washington limited liability company (“Lessor”), and TULLY’S COFFEE CORPORATION, a Washington corporation (“Lessee”).

RECITALS

A. Pursuant to that certain Lease Agreement dated August 16, 1999, entered into between Kent Central, LLC (“KCL”) and Lessee, as modified by those certain amendments described in the attached Exhibit B (collectively, the “KCL Lease”). KCL agreed to lease to Lessee certain premises as further described in the Lease (the “Original Lease Premises”) on the real property located at 3100 Airport Way South, Seattle, Washington, which is legally described as set forth on the attached Exhibit A (the “Property”). On July 17, 2003. Lessor purchased the Property from KCL, and thereby assumed all of KCL’s rights and obligations under the Lease. Lessor and Lessee modified the lease by the Sixth Amendment to Lease Agreement dated as of June 26, 2003, which became effective upon the July 17. 2003 closing of the purchase of the Property from KCL (the “Sixth Amendment”) and further modified the lease by the Seventh Amendment to Lease Agreement dated as of July 23, 2004 (the “Seventh Amendment”), the Eighth Amendment to Lease Agreement dated as of October 7, 2004 (the “Eighth Amendment”) and the Ninth Amendment to Lease Agreement dated as of October 7, 2004 (the “Ninth Amendment”). The KCL Lease, as modified by the Sixth Amendment, Seventh Amendment, Eighth Amendment and Ninth Amendment, is referred to herein as the “Lease.”

B. Lessor and Lessee have agreed to make certain modifications to the Lease on the terms and conditions set forth in this Tenth Amendment to Lease Agreement (the “Tenth Amendment”).

AGREEMENT

NOW, THEREFORE, in consideration of foregoing and the promises made below, and other good and valuable consideration, the parties agree as follows:

1. Definitions. Except as otherwise stated in this Tenth Amendment, terms which are defined in the Lease shall have the same meanings for this Tenth Amendment.

2. Amendments. The effective date of this Tenth Amendment shall be December 2, 2005 (the “Effective Date”). Effective as provided herein, the Lease is hereby amended as follows:

2.1. Correction of Misstatement Contained in Previous Amendments.

(a) The parties have identified that Exhibit C to the Sixth amendment misstated the approximate square footage of Level 1 of Building 10 as

l,279 rather than 1,112 and the approximate square footage of Level 3 of Building 10 as 504 rather than 1,112. Further Exhibit D to the Eight Amendment misstated the allocation of Levels I and 3 of Building 10 as set forth below:

	Approximate Square Footage
	Lessee: Included in Tully’s Premises	Lessor: Included in the Available Space	Totals
Level 1	869	410	1,279
Level 3	0	504	504

(b) The parties have now noticed that the actual approximate square footage for these portions of Building 10 is as set forth below:

	Approximate Square Footage
	Lessee: Included in Tully’s Premises	Lessor: Included in the Available Space	Totals
Level 1	702	410	1,112
Level 3	0	1,112	1,112

(c) In connection with the modifications to the Premises contemplated by this Tenth Amendment, the parties now desire to correct these misstatements. Accordingly, Exhibit D to the Eighth Amendment is restated as set forth on the “Restated Exhibit D to Eighth Amendment to Lease Agreement, attached hereto as Exhibit C. These corrections and restatements shall not result in any change to the amount of Rent and Monthly Operating Expenses payable by Lessee under the Lease.

2.2. Modifications of Premises. Lessor and Lessee agree to modify Tully’s Premises and the Available Space as set forth below:

(a) The following space is removed from the Tully’s Premises and added to the Available Space on the Effective Date:

Building Number	Level	Approximate Square Footage
12	1	1,172
23	1	586
11	1	1,348
10	1	410

Total		3,516

(b) Additionally, approximately 525 square feet (consisting of 175 square feet in each of Levels 2, 3 and 4 of Building 6) is removed from the Tully’s Premises on the Effective Date for Lessor’s construction (at Lessor’s sole expense) of a common area stairwell at the Northeast corner of Building 6. The stairwell is for the common use of Lessor and all occupants of Building 22 and Building 6, including Lessee. Lessee will reasonably cooperate to provide Lessor with access for the construction of the stairwell. Lessor agrees that the construction will not disrupt or interfere with Tully’s use of the Tully’s Premises, and Lessor will take all necessary actions to protect Lessee’s inventories, properties and personnel from construction dust, debris, odors, contamination and all other hazards of this construction.

(c) Lessee shall remove its inventories and other properties (“Lessee Properties”) from the areas set forth in paragraph b) of this Section 2.2 no later than 30 days from the Effective Date (the “hand-over date”). If any Lessee Properties are in these areas after the hand-over date. Lessor may remove the Lessee Properties at Lessee’s reasonable expense upon five business days notice to Lessee, and Lessor shall not be responsible for loss or damage incurred as a consequence of such action.

(d) The following space will be removed from the Available Space and added to the Tully’s Premises on the Effective Date:

Building Number	Level	Approximate Square Footage
9	1	2,244
9	2	2,606
10	3	1,112
14	2	500

Total		6,462

(e) Lessor shall remove its inventories and other properties (“Lessor Properties”) from the areas set forth in paragraph d) of this Section 2.2 no later than 30 days from the Effective Date (the “hand-over date”). If any Lessor Properties are in these areas after the hand-over date. Lessee may remove the Lessor Properties at Lessor’s reasonable expense upon five business days notice to Lessor, and Lessee shall not be responsible for loss or damage incurred as a consequence of such action.

(f) Lessor and Lessee agree that a portion of the Available Space (level 3 of building 10) being transferred to the Tully’s Premises contains a pipe that may contain asbestos. Both parties agree that the pipe shall be removed by the Lessor within (30) thirty days of the Effective Date. The expense for the removal of the pipe and abatement of asbestos on level 3 of building 10 shall be paid by the Lessor, provided that Lessee shall reimburse Lessor fifty percent (50%) of the cost of pipe removal and asbestos abatement up to $2,500.00. Except as stated above, all premises added to or removed from the Tully’s Premises under this Section 2.2 shall be in the “AS IS” condition, except that Lessor shall represent and warrant the environmental condition of each new space transferred to Lessee as “free and clear” of all unmitigated hazardous materials and shall provide the appropriate written documentation to Lessee showing that the added space is “free and clear” of all unmitigated hazardous materials and identifying any mitigated hazardous materials in such space.

(g) Exhibit C sets forth the Tully’s Premises as provided in the Eighth Amendment, restated as set forth in Section 2.1 above. As of the Effective

Date, upon completion of the undertakings set forth in this Tenth Amendment, the Tully’s Premises shall be as set forth in Exhibit D, attached hereto. The square footage areas set forth in Exhibit C and Exhibit D are approximations accepted by the parties for purposes of administering the Lease and any remeasurement of these premises or recomputation of square footage shall not result in any change to the amount of Rent or Monthly Operating Expenses payable by Lessee under the Lease.

2.3. There will be no change in the amount of Rent or Monthly Operating Expenses payable by Lessee under the Lease as the result of this Tenth Amendment.

2.4. Commencing on the Effective Date, Lessor shall no longer be required to provide the additional storage area of 5,000 square feet as described in the Sixth Amendment, and the second paragraph of Section 2.1 of the Sixth Amendment shall be deleted in its entirety. Commencing on the Effective Date, Lessor shall no longer be required to provide the additional storage area of 5,000 square feet as described in the Sixth Amendment, and the second paragraph of Section 2.1 of the Sixth Amendment shall be deleted in its entirely.

2.5. Lessor agrees that from the date of this amendment it will not lease any portion of the Property, as defined by Exhibit “A” for the purpose of operating (i) a strip club, (ii) an adult novelty store whose primary focus is sexually oriented, (iii) an adult bookstore whose primary focus is sexually oriented, or (iv) an adult video store whose primary focus is sexually oriented. In consideration of this restriction, Lessee agrees to participate in any protest or lobbying efforts, subject to such reasonable costs, to try and prevent or revise any designation of the general area in which the Property is located as the designated area in the City of Seattle for latter uses.

2.6. Cell Towers Sublease. Under the Sublease Agreement dated as of April 23, 2004, attached hereto as Exhibit E. Lessee is Sub-Lessor to Cingular Wireless, as successor Sub-Lessee to AT&T Wireless. Lessee and Lessor wish for Lessee to assign its interest as Sub-Lessor to Lessor. At its sole expense. Lessor shall prepare a sub-lease assignment agreement reasonably acceptable to Lessee (the “Cingular Assignment”). Lessee shall reasonably cooperate in the preparation and execution of the Cingular Assignment. Lessor shall be entitled to all rentals received, if any. from Cingular Wireless under the Sublease Agreement after the effective date of the Cingular Assignment (the “Cingular Effective Date”). As of the Cingular Effective Date, the space utilized for the AWS Equipment shall be deleted from the Tully’s Premises and added to the Available Space.

2.7. Signage. Section 2.7 of the Sixth Amendment is amended to append the following additional provision, effective as of the Effective Date:

In addition, subject to all applicable signage ordinances, laws and regulations. Lessor agrees that Lessee shall have the exclusive right (but not the obligation) to paint the exterior of the tower located in building 21 underneath the Tully’s green “T” sign currently in place (the “Tower”), including (but not limited to) the use of paint colors which reflect Lessee’s retail or product trade dress, and Lessee’s logos, graphics and trade marks, which may be modified from time to time in Lessee’s discretion. Lessor shall have the right to reasonably approve any changes in the exterior paint design for this portion of the building. Notwithstanding the foregoing in the event that Lessor determines that the Tower requires paint and Lessee does not paint the Tower within thirty (30) days after notice from Lessor of its desire to have the Tower painted. Lessor shall have the right to paint the tower to a standard consistent with the remainder of the Property.

2.8. Repainting Brewery Exterior: Lessor has proposed to repaint the exterior of substantially all of the buildings within the Property and has requested that Lessee participate in the cost of such painting. Lessor and Lessee have agreed to the following with respect to this painting project:

(a) The exterior of all, or substantially all of the buildings within the Property (but excluding the free-standing retail building with drive-through facilities to be constructed by Lessor pursuant to the lease agreement dated as of October 7, 2004, and excluding the brick facings of Buildings 1.2.24 and 26, which are collectively referred to as the No-paint Surfaces), shall be painted.

(b) The painting shall be done in a professional, first-class workmanlike manner at times that are practical in Lessor’s reasonable discretion, between October 2005 and June 2006, with the color scheme being materially consistent with Lessor’s painting plan dated                      furnished to Lessee,

(c) Lessor may utilize its own employees and/or independent contractors to complete this exterior painting. Lessor will warrant the work (labor and materials) to Lessee during the Lease term, and any required repainting of such areas during the Lease term will be at Lessor’s sole expense and will not be included in Monthly Operating Expenses payable by Lessee under the Lease. Lessee shall have no responsibility for any other costs related to painting of the building exteriors in the Project during the remainder of the Lease term, except for any cost associated with Lessee’s painting of the tower of Building 21 as provided in Section 2.6 of this Tenth Amendment,

(d) The costs of such painting shall be excluded from Monthly Operating Expenses payable by Lessee under the Lease,

(c) Lessee shall reimburse Lessor for the total amount of $50,000 for the exterior painting, payable as provided in this paragraph. Lessee shall reimburse Lessor a total of $30.000 in monthly payments between October 2005 and June 2006, based on the percentage of the total building surface square footage exclusive of the No-paint Surfaces which has been painted during each month (so that all $30,000 would be paid when 100% of the exterior building painting has been completed). Lessee shall pay the remaining $20.000 to Lessor upon the completion of the exterior painting to Lessee’s reasonable satisfaction.

(I) The painting project shall be complete to both parties reasonable satisfaction no later than June 30, 2006.

3. No Other Changes. Except as modified by this Tenth Amendment and as otherwise agreed upon herein, all other terms of the Lease, including without limitation all exhibits thereto. remain unchanged and in full force and effect.

4. Conflict and Construction; Definitions. In the event of any conflict between the terms of this Tenth Amendment and the terms of the Lease, the terms and provisions of this Tenth Amendment shall prevail. Capitalized terms not otherwise defined in this Tenth Amendment shall have the meanings set forth in the Lease.

5. Successor and Assigns. The terms and provisions of this Tenth Amendment shall bind and inure to the benefit of Lessor and Lessee and their respective successors and assigns. This Tenth Amendment may not be assigned by either party except in connection with an assignment of the Lease in accordance with the terms of the Lease.

6. Legal Fees and Expenses. Each party will bear its own legal fees and expenses in connection with this Tenth Amendment.

7. Counterparts; Facsimile. This Tenth Amendment of Lease Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Executed counterparts may be executed and transmitted via facsimile and such version shall be deemed an original.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Tenth Amendment effective as the date set forth above.

LESSOR:		LESSEE:

RAINIER COMMONS, LLC		TULLY’S COFFEE CORPORATION

By:	/s/ Brett Goldfarb	By:	/s/ Kristopher S. Galvin
	Brett Goldfarb		KRISTOPHER S. GALVIN
Its:	Member	Its:	EXECUTIVE VICE PRESIDENT

LESSOR:

RAINIER COMMONS, LLC

By:	/s/ Herzel Hazan
HERZEL HAZAN
Its:	Member

STATE OF WASHINGTON         )

                                                         ) ss.

COUNTY OF KING                      )

On this 16th day December, 2005, before me personally appeared Brett Goldfarb the Member of RAINIER COMMONS, LLC, who executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath slated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Peggy L. Pritchard
[NOTARY SEAL OF PEGGY L. PRITCHARD]	PEGGY L. PRITCHARD (Print Name)
Notary Public in and for the State
of Washington, residing at King County
My Commission Expires: 1-15-06

STATE OF WASHINGTON         )

                                                         ) ss.

COUNTY OF KING                      )

On this 16th day of December, 2005, before me personally appeared Herzel Hazan the Member of RAINIER COMMONS, LLC, who executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Peggy L. Pritchard
[NOTARY SEAL OF PEGGY L. PRITCHARD]	PEGGY L. PRITCHARD (Print Name)
Notary Public in and for the State
of Washington, residing at King County
My Commission Expires: 1-15-06

STATE OF WASHINGTON          )

                                                         ) ss.

COUNTY OF KlNG                       )

On this 16th day of December, 2005, before me personally appeared Kristopher S. Galvin the Exec. Vice President of TULLY’S COFFEE CORPORATION, who executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Peggy L. Pritchard
[NOTARY SEAL OF PEGGY L. PRITCHARD]	PEGGY L. PRITCHARD (Print Name)
Notary Public in and for the State
of Washington, residing at King County
My Commission Expires: 1-15-06

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

PARCEL 2

Lots 1 through 6 Block 233. Seattle Tidelands in King County Washington, as shown on the official maps on file in the Office of the Commissioner of Public Lands at Olympia, Washington:

TOGETHER WITH Lots 1 through 12 Block 17 Hanford’s Addition to South Seattle,

according to the plat thereof recorded in Volume 1 of Plats, page 37, in King

County, Washington;

TOGETHER WITH ALL of vacated alley in said Block 17, as vacated under City of

Seattle Ordinance No. 38522:

TOGETHER WITH Lots 1 through 12 Block 16. Hanford’s Addition to South Seattle,

according to the plat thereof recorded in Volume 1 of Plats, page 37, in King

County, Washington:

TOGETHER WITH ALL of vacated alley in said Blocks 16, as vacated under City of

Seattle Ordinance No. 38521;

TOGETHER WITH ALL of vacated South Winthrop Street between said Blocks 16 and

17, as vacated under City of Seattle Ordinance No. 38522;

TOGETHER WITH that portion of vacated South Hanford Street adjoining Block 16,

as vacated under City of Seattle Ordinance No. 69571 and would attach by operation of law;

TOGETHER WITH that portion of vacated Tenth Avenue South, as vacated under City of Seattle Ordinance No. 95836, and described as follows:

BEGINNING at the intersection of the production south of the East line of Block 16 of said Plat of Hanford’s Addition to South Seattle and the Westerly right-of-way line of the Seattle Freeway (Primary State Highway No. 1); thence Northerly along said Westerly right-of-way line to the production east of the North line of Lot 12, Block 17 of said plat; thence West along said produced line to the East line of Block 17; thence South along said East line and the same produced and along the East line of Block 16 to the POINT OF BEGINNING; EXCEPT from the above described Parcel 2 any portion lying within the Northern Pacific Railway Company right-of-way; EXCEPT that portion as conveyed to the State of Washington for Primary State Highway No. 1 by deed recorded under Recording No. 6199964.

EXHIBIT B

AMENDMENTS TO THE LEASE AGREEMENT

AMENDMENTS TO THE ORIGINAL LEASE

1. First Lease Amendment dated December 17, 1999, entered into between KCL and Lessee:

2. Second Lease Amendment dated June 6, 2000, entered into between KCL and Lessee:

3. Third Lease Amendment dated November 7, 2000, entered into between KCL and Lessee:

4. Fourth Lease Amendment dated February 21, 2001, entered into between KCL and Lessee; and

5. Fifth Lease Amendment dated November 1, 2002, entered into between KCL and Lessee.

AMENDMENTS BETWEEN LESSEE AND LESSOR

1. Sixth Amendment to Lease Agreement dated as of June 26, 2003, entered into between Lessor and Lessee and effective as of July 17, 2003.

2. Seventh Amendment to Lease Agreement dated as of July 23, 2004, entered into between Lessor and Lessee.

3. Eighth Amendment to Lease Agreement dated as of October 7, 2004, entered into between Lessor and Lessee.

4. Ninth Amendment to Lease Agreement dated as of October 7, 2004, entered into between Lessor and Lessee,

EXHIBIT C

Restated Exhibit D to Eighth Amendment to Lease Agreement

Premises after Eight Amendment to Lease

Restated Exhibit D to Eighth Amendment to Lease Agreement

BLDG NUMBER	BSMNT	LVL 1	LVL 2	LVL 3	LVL 4	LVL 5	LVL 6	LVL 7	LVL 8	S.F. PER BLDG	TULLY'S after 8th Amendment: As shown in Exhibit D to 5th Amendment	TULLY'S after 8th Amendment: Corrected by 10th Amendment	COMMENTS
	AREA 1												
24	"1522"	1,617	1,632							3,249	3,249	3,249	
[illegible]		1,368	1,344							2,702	2,702	2,702	
[illegible]			2,232							2,232	2,232	2,232	
[illegible]			3,687							3,687	3,687	3,687	
	AREA 2												
4			1,295	1,296						2,690	1,295	1,296	
5			1,211	[illegible]		[illegible]	1,179	1,297		6,083			Levels 3 and 6 of Bldg 5 removed from Tully's Premises under 8th Amendment
5A			1,828	[illegible]		[illegible]				5,482			Levels 3 and 6 of Bldg 5A removed from Tully's Premises under 8th Amendment
13		3,033	1,146							4,179			
12		1,172								1,172	1,172	1,172	
23		686	586							1,172	1,172	1,172	
11		1,348	1,349							2,697	2,697	2,697	
10		[illegible]	1,278	1,112	1,284					4,246	[illegible]	[illegible]	Approx 410 Sq ft from Level 1 of Bldg 11 removed from Tully's Premises under 8th Amendment
19				1,486			977			2,463			
20				468						468			
21				2,793		2,793	2,874		3,107	11,667			
39													
	AREA 3												
22				5,291	5,291	5,291	5,289			21,162			
25			1,062	6,612	8,864	8,864	8,864	8,854	2,047	44,037	-	-	
6			3,921	4,043	4,026	3,921				15,910	11,989	11,989	
7			4,486	4,381	4,381	4,489				17,737			
9		~~5,244T~~ ~~3,000T~~	~~5,109T~~ ~~2,600T~~							10,350	5,600	5,600	Tully's space 3,000 on level 1, 2500 on level 2
8		5,840	8,307	8,327	5,635					30,110	30,110	30,110	Level 4, Bldg 8 added to Tully's Premises under 4th Amendment. Total does not include area to be provided for relocated AWS equipment per 7th Amendment
26		967								967	967	967	
27													
	AREA 4												
14		6,714	6,978							12,692	6,714	6,714	
15		5,668	5,647							11,315	5,668	5,668	
16													
100			3,632							3,632			
TOTAL										221,780			
	NEW FLOOR INFILL												
13 NEW FLOOR INFILL			1,636										
21 NEW FLOOR INFILL						320							
22 NEW FLOOR INFILL					2,838	2,838	2,838						
TOTAL NEW FLOOR INFILL			1,636		2,838	3,158	2,838			10,469			Total does not include rooftop
FLOOR INFILL	0		1,636		2,838	3,158	2,838						or interior space for Cell hardware
TOTAL										232,249	80,191	80,024	as per Amendment 7 (relocated installation

Legend:

- XXX (double-ruled box) — Part of this floor included in Tully's Premises after 8th Amendment
- XXX (box) — Highlighted areas represent the Tully's Premises under the Sixth Amendment
- XXX (hatched box) — Highlighted areas Tully's Premises to be transferred to Rainier Commons under the 8th Amendment
- XXX (box) — Highlighted areas Rainier Commons premises to be added to Tully's Premises under the 8th Amendment

EXHIBIT D

Premises after Tenth Amendment of Lease

EXHIBIT D TO TENTH AMENDMENT TO LEASE

[illegible] NUMBER	BSMNT	LVL 1	LVL 2	LVL 3	LVL 4	LVL 5	LVL 6	LVL 7	LVL 8	S.F. PER BLDG	TULLY'S after 8th Amendment (as Corrected by 10th Amendment)	TULLY'S after 10th Amendment	COMMENT
	AREA 1												
24	"1632"	1,617	1,632							3,249	3,249	3,249	
5		1,358	1,344							2,702	2,702	2,702	
2			2,232							2,232	2,232	2,232	
3			3,587							3,587	3,587	3,587	
	AREA 2												
4			1,295	1,295						2,590	1,295	1,295	
5			1,211	1,198		1,198	1,179	1,297		6,083			Levels 3 and 5 of Bldg 5 removed from Tully's Premises under 8th Amendment
5A			1,528	1,628		1,826				5,482			Levels 3 and 5 of Bldg 5A removed from Tully's Premises under 8th Amendment
13		3,032	1,146							4,179			
12		1,172								1,172	1,172	-	Level 1, Building 12 deleted from Tully's Premises under 10th Amendment
23		586	586							1,172	1,172	586	Level 1, Building 23 deleted from Tully's [illegible] under 10th Amendment
11		1,348	1,349							2,697	2,697	1,349	Level 1, Building 11 deleted from Tully's Premises under 10th Amendment
10		1,112	1,278	1,112	1,284					4,786	1,980	2,390	Approx. 419 sf from Level 1 of Bldg 10 removed from Tully's Premises under the 8th Amendment. [illegible]
19				1,486			977			2,463			
20				458						458			
21				2,793		2,793	2,874		3,107	11,567			
39													
	AREA 3												
22				5,291	5,291	5,291	5,289			21,162			
25			1,062	5,512	8,854	8,854	8,854	8,854	2,047	44,037			
6			3,921	17503887	17503887	17507467				15,910	11,989	11,464	525 SF deleted from Tully's Premises, 175 SF each from levels 2, 3 and 4 under the Tenth Amendment
7			4,486	4,351	4,381	4,489				17,727			
9		5,244	5,106							10,350	5,500	10,350	Tully's space: 3,000 on level 1, 2500 on level 2 under the sixth amendment. 2,244 SF of level 1 and 2,606 SF of level 2 added to Tully's Premises under the 10th Amendment
8		8,840	8,307	8,327	4,636					30,110	30,110	30,110	Level 4, Bldg 8 added to Tully's Premises under 7th Amendment. Total does not include area to be provided for relocated AWS equipment per 7th Amendment
26		957								957	957	957	
27													
	AREA 4												
14		5,714	6478/5007							12,692	5,714	6,214	Approximately 500 SF of Level 2, Building 14 currently in use as a labeling room is added to Tully's Premises
15		5,668	5,647							11,315	5,668	5,668	
16													
100			3,532							3,532			
TOTAL										222,221			
	NEW FLOOR INFILL												
11 NEW FLOOR INFILL			1,636										
21 NEW FLOOR INFILL						320							
22 NEW FLOOR INFILL					2,838	2,838	2,838						
TOTAL NEW FLOOR INFILL			1,635	-	2,838	3,158	2,838			10,459			Total does not include rooftop or interior space [illegible]
FLOOR INFILL	0		1,635	-	2,838	3,158	2,838						Cingular cell sub-lease
TOTAL										232,690	80,024	82,153	Data does not include Tully's dedicated [illegible] areas

Highlighted Areas = Tully's Premises or a portion Tully's Premises ("T")

EXHIBIT E

SUBLEASE AGREEMENT

Between Tully’s Coffee Corporation as “Sublandlord” and Cingular Wireless as

successor “Tenant” to AT&T Wireless dated April 30, 2004

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Agreement”), dated as of the date below, is entered into by Tully’s Coffee Corporation, a Washington Corporation, having a mailing address of 3100 Airport Way South, Seattle, WA 98134 (hereinafter referred to as “Sublandlord”) and AT&T Wireless Services of Washington, LLC, an Oregon limited liability company d/b/a AT&T Wireless, by AT&T Wireless Services, Inc., a Delaware corporation, its member, having a mailing address of PO Box 2088, Rancho Cordova, CA 95741-2088 (hereinafter referred to as “Subtenant”).

BACKGROUND

Sublandlord leases portions of that certain plot, parcel or tract of land, together with all rights and privileges arising in connection therewith, located at 3100 Airport Way South, City of Seattle, in the County of King, State of Washington (collectively, the “Property”) from Rainier Commons LLC, a Washington limited liability company having a mailing address of 1420 Fifth Avenue, Suite 3400, Seattle, WA 98101 (hereinafter referred to as “Landlord”). Sublandlord leases the Property pursuant to that certain lease between Sublandlord and Landlord (as successor in interest to Kent Central LLC’) dated as of August 16, 1999, as modified by certain amendments thereto (the “1999 Lease”). Subtenant presently uses a portion of the Property in connection with its federally licensed communications business pursuant to an Option and Sublease Agreement dated as of December 21, 2001, between and among Sublandlord and Subtenant (the “2001 Sublease”). Subtenant and Sublandlord wish to remove the equipment of Subtenant that is currently located on the Property pursuant to the 2001 Sublease and terminate the 2001 Sublease as of the effective date of this Agreement. Subtenant desires to use a portion of the Property in connection with its federally licensed communications business and to relocate the existing equipment or locate new equipment in that portion of the Property. Sublandlord desires to grant to Subtenant the right to use a portion of the Property in accordance with this Agreement. Landlord desires for the relocation of Subtenant’s property within the Property, and desires to give its consent to the Agreement.

The parties agree as follows:

1. LEASE OF PREMISES. Sublandlord leases to Subtenant portions of the Property consisting of (a) a room/cabinet/ground area space of approximately one hundred sixty (160) square feet; and (b) space on the roof of the building as described on attached Exhibit 1 (collectively, the “Premises”).

2. PERMITTED USE. Subtenant may use the Premises for the transmission and reception of communications signals and the installation, construction, maintenance, operation, repair, replacement and upgrade of its communications fixtures and related equipment, cables, accessories and improvements, which may include a suitable support structure, associated antennas, equipment shelters or cabinets and fencing and any other items necessary to the successful and secure use of the Premises (collectively, the “Communication Facility”), as well as the right, to review title on the Property, provided that prior to installing any such equipment Subtenant must obtain Sublandlord’s prior written consent as to the type of equipment, its location and suitability for the Property, which consent shall not be unreasonably withheld; Subtenant further has the right, with Sublandlord’s prior written consent, to add, modify and/or replace equipment in order to be in compliance with any current or future federal, state or local mandated application, including, but not limited to, emergency 911 communication services, at no additional cost to Sublandlord (collectively, the “Permitted Use”). Sublandlord and Subtenant agree that the Communication Facility will be described on Exhibit 1. If Exhibit 1 includes drawings of the initial installation of the Communication Facility. Sublandlord’s execution of this Agreement will signify Sublandlord’s approval of

Exhibit I, Subtenant has the right to install and operate transmission cables from the equipment shelter or cabinet to the antennas, electric lines from the main feed to the equipment shelter or cabinet and communication lines from the main entry point to the equipment shelter or cabinet and to make Property improvements, alterations upgrades or additions appropriate for Subtenant’s use subject to Sublandlords prior written consent as to the location, size and suitability of each of the latter to the Property (“Subtenant Changes”). Subtenant Changes include the right to construct a fence around the Premises and undertake any other appropriate means to secure the Premises as long as such changes to not interfere with the use of the Property by Sublandlord or any other Subtenant of Sublandlords. Subtenant agrees to comply with all applicable governmental laws, rules, statutes and regulations, relating to us use of the Communication Facility on the Property. Subtenant may modify, supplement, replace, upgrade, expand the equipment, increase the number of antennas or relocate the Communication Facility within the Premises at any time during the term of this Agreement only with the prior written consent of Sublandlord. Subtenant will only be allowed to make such alterations to the Property in order to accomplish Subtenant’s Changes or to insure that Subtenant’s Communication Facility complies with all applicable federal, state or local laws, rules or regulations if approved by Sublandlord in writing. Subtenant agrees that at the request of Sublandlord, and at Sublandlord’s expense, Subtenant shall move any and all of the Communications Facility requested by Sublandlord to be moved to a location chosen by Sublandlord and reasonably acceptable to Subtenant to accommodate Sublandlord’s use of the Property.

3. TERM.

(a) The initial lease term will be five (5) years (“Initial Term”), commencing upon the Commencement Date, as defined below. The Initial Term will terminate on the last day of the month in which the fifth (5th) annual anniversary of the Commencement Date occurs.

(b) Subtenant shall have the option to renew this Agreement for two (2) additional terms of five (5) years each (each five (5) year term shall be defined as the “Extension Term”), upon the same terms and conditions as provided in this Agreement. Each Extension Term shall be subject to automatic renewal unless the Subtenant notifies the Sublandlord in writing of Subtenant’s intention not to renew this Agreement at least sixty (60) days prior to the expiration of the then existing term.

(c) If Subtenant remains in possession of the Premises after the termination or expiration of this Agreement then Subtenant will be deemed to be occupying the Premises on a month-to-month basis (the “Holdover Term”), subject to the terms and conditions of this Agreement. Rent during such Holdover Term shall be 125% of the monthly rental amount which is being paid at the end of the immediately preceding Term, unless Sublandlord consents in writing to the Holdover Term in which event shall be the amount being paid at the end of the immediately proceeding Term.

(d) The Initial Term, the Extension Term and the Holdover Term are collectively referred to as the Term (“Term”).

4. RENT.

(a) Commencing on the date that Subtenant commences construction (the “Commencement Date”), Subtenant will pay the Sublandlord a monthly rental payment of Eight Hundred and No/100 Dollars ($800.00), (“Rent”), at the address set forth above, on or before the fifth (5th) day of each calendar month in advance. Rent will be prorated for any partial month. The initial Rent payment will be forwarded by Subtenant to Sublandlord within thirty (30) days after the Commencement Date.

(b) Beginning in year one (1) of the first Extension Term, the monthly Rent shall increase to One Thousand Five Hundred and No/100 Dollars ($1,500.00) and shall remain at that rate for the length of the first Extension Term.

(c) In year one (1) of each successive Extension Terms, the monthly Rent will increase by ten percent (10%) over the Rent paid during the previous Extension Term.

5. APPROVALS.

(a) Sublandlord agrees that Subtenant’s ability to use the Premises is contingent upon the suitability of the Premises for Subtenant’s Permitted Use and Subtenant’s ability to obtain all governmental licenses, permits, approvals or other relief required of or deemed necessary or appropriate by Subtenant for its use of the Premises including without limitation applications for zoning variances, zoning ordinances, amendments, special use permits, and construction permits (collectively, the “Governments Approvals”). Once Landlord and Sublandlord’s written consent is obtained for the Subtenant’s proposed Communication Facility. Sublandlord authorizes Subtenant to prepare, execute and file all required applications to obtain Government Approvals for Subtenant’s Permitted Use under this Agreement and agrees to reasonably assist Subtenant with such applications. In addition. Subtenant shall have the right to initiate the ordering and/or scheduling of necessary utilities.

(b) Subtenant has the right to obtain a title report or commitment for a leasehold title policy from a title insurance company of its choice and to have the Property surveyed by a surveyor of Subtenant’s choice. In the event Subtenant determines, in its sole discretion, due to the title report results or survey results, that the condition of the Premises is unsatisfactory, Subtenant will have the right to terminate this Agreement upon notice to Sublandlord. All costs of the title report or commitment shall be Subtenant’s.

(c) Subtenant may also perform and obtain, at Subtenant’s sole cost and expense, engineering procedures, environmental investigation or other tests or reports on, over, and under the Property, necessary to determine if the Subtenant’s use of the Premises will be compatible with Subtenant’s engineering specifications, system, design, operations or Government Approvals.

6. TERMINATION. This Agreement may be terminated, without penalty or further liability, as follows:

(a) by Subtenant or Sublandlord on thirty (30) days prior written notice, if the other party remains in default under Paragraph 15 Default and Right to Cure of this Agreement after the applicable cure periods;

(b) by Subtenant upon written notice to Sublandlord, if Subtenant is unable to obtain, or maintain, any required approval(s) or the issuance of a license or permit by any agency, board, court or other governmental authority necessary for the construction or operation of the Communication Facility as now and hereafter intended by Subtenant; or if Subtenant determines in its sole discretion that the cost of obtaining or retaining the same is commercially unreasonable; or

(c) by Subtenant on ninety (90) days prior written notice for any reason, so long as Subtenant pays Sublandlord a termination fee equal to six (6) months Rent, at the then current rate, provided, however, that no such termination fee will be payable on account of the termination of this Agreement by Subtenant under any one or more of Paragraphs 5(b) Approvals, 6(a) Termination, 6(b) Termination, 8 Interference, 11(d) Environmental 18 Severability, 19 Condemnation or 20 Casualty of this Agreement.

7. INSURANCE. Subtenant will carry during the Term, at its own cost and expense, the following insurance: (i) “All Risk” property insurance for its property’s replacement cost; (ii) commercial general liability insurance with a minimum limit of liability of $2,500,000 combined single limit for bodily injury or death/property damage arising out of any one occurrence; and (iii) Workers’ Compensation Insurance as required by law. It is understood and agreed that the coverage afforded by Subtenant’s commercial general liability insurance also applies to Sublandlord as an additional insured, but only with respect to Sublandlord’s liability arising out of its interest in the Property.

8. INTERFERENCE.

(a) Where there are existing radio frequency user(s) on the Property, the Sublandlord will provide Subtenant with a list of all existing radio frequency user(s) on the Property to allow Subtenant to evaluate the potential for interference. Subtenant warrants that its use of the Premises will not interfere with existing radio frequency user(s) on the Property so disclosed by Sublandlord as long as the existing radio frequency user(s) operate and continue to operate within their respective frequencies and in accordance with all applicable laws and regulations.

(b) Sublandlord will not use, nor will Sublandlord permit its employees, Subtenants, licensees, invitees or agents to use any portion of the Property in any way which interferes with the operations of Subtenant or the rights of Subtenant under this Agreement provided that Sublandlord and Landlord may lease other portions of each of their Property to other telecommunications companies which shall be deemed not to interfere with Subtenant’s use of the Premises so long as all of such telecommunications companies continue to complv with all applicable laws and regulations. Sublandlord will cause such interference to cease within twenty-four (24) hours after receipt of notice of interference from Subtenant. In the event any such interference does not cease within the aforementioned cure period then the parties acknowledge that Subtenant will suffer irreparable injury, and therefore, Subtenant will have the right, in addition to any other rights that it may have at law or in equity, for Sublandlord’s breach of this Agreement, to elect to enjoin such interference or to terminate this Agreement upon notice to Sublandlord.

9. INDEMNIFICATION.

(a) Subtenant agrees to indemnify, defend and hold Sublandlord harmless from and against any and all injury, loss, damage or liability (or any claims in respect of the foregoing), costs or expenses (including reasonable attorneys’ fees and court costs) arising directly from the installation, use, maintenance, repair or removal of the Communication Facility or Subtenant’s breach of any provision of this Agreement, except to the extent attributable to the negligent or intentional act or omission of Sublandlord, its employees, agents or independent contractors.

(b) Sublandlord agrees to indemnify, defend and hold Subtenant harmless from and against any and all injury, loss, damage or liability (or any claims in respect of the foregoing), costs or expenses (including reasonable attorneys’ fees and court costs) arising directly from the actions or failure to act of Sublandlord or its employees or agents, or Sublandlord’s breach of any provision of this Agreement, except to the extent attributable to the negligent or intentional act or omission of Subtenant, its employees, agents or independent contractors.

(c) Notwithstanding anything to the contrary in this Agreement, Subtenant and Sublandlord each waives any claims that each may have against the other with respect to consequential, incidental or special damages.

10. WARRANTIES.

(a) Subtenant and Sublandlord each acknowledge and represent that it is duly organized, validly existing and in good standing and has the right, power and authority to enter into this Agreement and bind itself hereto through the party set forth as signatory for the party below.

(b) Sublandlord represents and warrants that: (i) Sublandlord controls the Property and structure by lease or license; (ii) as long as Subtenant is not in default: then Sublandlord grants to Subtenant sole, actual, quiet and peaceful use, enjoyment and possession of the Premises; (iii) Sublandlord’s execution and performance of this Agreement will not violate any laws, ordinances, covenants or the provisions of any mortgage, lease or other agreement binding on the Sublandlord; and (iv) if the Property is or becomes encumbered by a deed to secure a debt, mortgage or other security interest, Sublandlord will use best efforts to provide promptly to Subtenant a mutually agreeable Subordination, Non-Disturbance and Attornment Agreement.

11. ENVIRONMENTAL.

(a) Sublandlord and Subtenant agree that each will be responsible for compliance with any and all environmental and industrial hygiene laws, including any regulations, guidelines, standards, or policies of any governmental authorities regulating or imposing standards of liability or standards of conduct with regard to any environmental or industrial hygiene condition or other matters as may now or at any time hereafter be in effect, that are now or were related to that party’s activity conducted in or on the Property.

(b) Sublandlord and Subtenant agree to hold harmless and indemnify the other from, and to assume all duties, responsibilities and liabilities at the sole cost and expense of the indemnifying party for, payment of penalties, sanctions, forfeitures, losses, costs, or damages, and for responding to any action, notice, claim, order, summons, citation, directive, litigation, investigation or proceeding which is related to (i) the indemnifying party’s failure to comply with any environmental or industrial hygiene law, including without limitation any regulations, guidelines, standards or policies of any governmental authorities regulating or imposing standards of liability or standards of conduct with regard to any environmental or industrial hygiene conditions or matters as may now or hereafter be in effect, or (ii) any environmental or industrial hygiene conditions that arise out of or are in any way related to the condition of the Property and activities conducted by the party thereon, unless the environmental conditions are caused by the other party.

(c) The indemnifications of this Paragraph 11 Environmental specifically include reasonable costs, expenses and fees incurred in connection with any investigation of Property conditions or any clean-up, remediation, removal or restoration work required by any governmental authority. The provisions of this Paragraph 11 Environmental will survive the expiration or termination of this Agreement.

(d) In the event Subtenant becomes aware of any hazardous materials on the Property, or any environmental or industrial hygiene condition or matter relating to the Property that, in Subtenant’s sole determination, renders the condition of the Premises or Property unsuitable for Subtenant’s use, or if Subtenant believes that the leasing or continued leasing of the Premises would expose Subtenant to undue risks government action, intervention or third-party liability, Subtenant will have the right, in addition to any other rights it may have at law or in equity, to terminate the Agreement upon notice to Sublandlord.

12. ACCESS. At all times throughout the Term of this Agreement, and at no additional charge to Subtenant, Subtenant and its employees, agents, and subcontractors, will have twenty-four (24) hour per day, seven (7) day per week pedestrian and vehicular access to and over the Property, from an open and improved public road to the Premises which may change from time to time, for the installation, maintenance and operation of the Communication Facility and any utilities serving the Premises and Sublandlord grants to Subtenant an easement for such access. Sublandlord agrees to give Subtenant reasonable advance notice of any change of access to the Premises, and agrees that said such change of access shall at all times provide Tenant with reasonable access to the Premises. In the event any public utility is unable to use the access or easement provided to Subtenant then the Sublandlord agrees to grant additional access or an easement either to Subtenant or to the public utility, for the benefit of Subtenant, at no cost to Subtenant.

13. REMOVAL/RESTORATION. All portions of the Communication Facility brought onto the Property by Subtenant will be and remain Subtenant’s personal property and, at Subtenant’s option, may be removed by Subtenant at any time during the Term. Sublandlord covenants and agrees that no part of the Communication Facility constructed, erected or placed on the Premises by Subtenant will become, or be considered as being affixed to or a part of, the Property, it being the specific intention of the Sublandlord that all improvements of every kind and nature constructed, erected or placed by Subtenant on the Premises will be and remain the property of the Subtenant and may be removed by Subtenant at any time during the Term. At the earlier of the expiration or termination of this Agreement, Subtenant shall be required to remove from the Premises and the Property any foundations, underground utilities, and the Communication Facility and restore the Property to its condition prior to the installation of such foundations, utilities and Communication Facility, normal wear and tear and loss by casualty or other causes beyond the control of Subtenant excepted.

14. MAINTENANCE/UTILITIES.

(a) Subtenant will keep and maintain the Premises and Communication Facility in good condition, reasonable wear and tear and damage from the elements excepted. If Subtenant fails to maintain, repair or replace the Premises as required by this section, Sublandlord may, upon ten (10) days’ prior notice to Subtenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Subtenant. In such case, Subtenant shall reimburse Sublandlord for all costs reasonably incurred in performing such maintenance or repair, plus ten percent (10%), immediately upon demand. Sublandlord will maintain and repair the Property and access thereto, in good and tenantable condition, subject to reasonable wear and tear and damage from the elements.

(b) Subtenant will be responsible for paying when due all utilities charges for electricity, telephone service or any other utility used or consumed by Subtenant on the Premises. In the event Subtenant cannot secure its own metered electrical supply. Subtenant will have the right at its own cost and expense, to submeter from the Sublandlord. When submetering is necessary and available, Sublandlord will read the meter on a monthly or quarterly basis and provide Subtenant with the necessary usage data in a timely manner to enable Subtenant to compute such utility charges. Failure by Sublandlord to perform this function will limit utility fee recovery by Sublandlord to a 12-month period. Sublandlord will reasonable cooperate with any utility company requesting an easement over, under and across the Property in order for the utility company to provide service to the Subtenant. Sublandlord will not be responsible for interference with, interruption of or failure, beyond the reasonable control of Sublandlord, of such services to be furnished or supplied by Sublandlord.

15. DEFAULT AND RIGHT TO CURE.

(a) The following will be deemed a default by Subtenant and a breach of this Agreement: (i) non-payment of Rent if such Rent remains unpaid for more than ten (10) days after receipt of written notice from Sublandlord of such failure to pay; or (ii) Subtenant’s failure to perform any other term or condition under this Agreement within thirty (30) days after receipt of written notice from Sublandlord specifying the failure. No such failure, however, will be deemed to exist if Subtenant has commenced to cure such default within such period and provided that such efforts are prosecuted to completion with reasonable diligence. Delay in curing a default will be excused if due to causes beyond the reasonable control of Subtenant. If Subtenant remains in default beyond any applicable cure period, Sublandlord will have the right to exercise any and all rights and remedies available to it under law and equity.

(b) The following will be deemed a default by Sublandlord and a breach of this Agreement. Sublandlord’s failure to perform any term, condition or breach of any warranty or covenant under this Agreement within thirty (30) days after receipt of written notice from Subtenant specifying the failure. No such failure, however, will be deemed to exist if Sublandlord has commenced to cure the default within such period and provided such efforts are prosecuted to completion with reasonable diligence. Delay in curing a default will be excused if due to causes beyond the reasonable control of Sublandlord. If Sublandlord remains in default beyond any applicable cure period, Subtenant will have the right to exercise any and all rights available to it under law and equity, including the right to cure Sublandlord’s default and to deduct the costs of such cure from any monies due to Sublandlord by Subtenant.

16. ASSIGNMENT/SUBLEASE. Subtenant will have the right to assign, sell or transfer its interest under this Agreement without the approval or consent of Landlord, to Subtenant’s principal, affiliates, subsidiaries, subsidiaries of its principal or to any entity which acquires all or substantially all of Subtenant’s assets in the market defined by the Federal Communications Commission (“FCC”) in which the Property is located by reason of merger, acquisition or other business reorganization. Subtenant may not otherwise assign this Agreement without Sublandlord’s prior written consent. Upon any assignment permitted by this Agreement, Subtenant will not be relieved of any future performance, liabilities or obligations under this Agreement unless the assignee has the financial capability to fulfill all of the obligations under the Agreement, is licensed by the FCC to operate the Communication Facility and assumes all liabilities and obligations of Subtenant hereunder.

17. NOTICES. All notices, requests, demands and communications hereunder will be given by first class certified or registered mail, return receipt requested, or by a nationally recognized overnight courier, postage prepaid, to be effective when properly sent and received, refused or returned undelivered. A copy of all notices hereunder to one of the other two parties will also be given to the other one of the two parties. Notices will be addressed to the parties as follows:

If to Subtenant:	AT&T Wireless Lease Administration
c/o Wireless Asset Management

Re: AWS Cell Site #: SC87: Cell Site Name: Tully’s
PO Box 2088
Rancho Cordova CA 95741-2088

with a copy to:	AT&T Wireless
Attn.: Legal Department
Re: AWS Cell Site #: SC87: Cell Site Name: Tully’s
8645 154th Avenue NE
Redmond WA 98052

If to Sublandlord:	Tully’s Coffee Corporation
Attn: President
3100 Airport Way So.
Seattle, WA 98134

If to Landlord:	Rainier Commons LLC
1420 Fifth Avenue, Suite 2625
Seattle, WA 98101

with a copy to:	Philip Roberts
Ryan, Swanson, & Cleveland, PLLC
1201 Third Avenue, Suite 3400
Seattle, WA 98101

Any party hereto may change the place for the giving of notice to it by thirty (30) days written notice to the other parties as provided herein.

18. SEVERABILITY. If any term or condition of this Agreement is found unenforceable, the remaining terms and conditions will remain binding upon the parties as though said unenforceable provision were not contained herein. However, if the invalid, illegal or unenforceable provision materially affects this Agreement then the Agreement may be terminated by either party on ten (10) business days prior written notice to the other party hereto.

19. CONDEMNATION. In the event Sublandlord receives notification of any condemnation proceedings affecting the Property, Sublandlord will provide notice of the proceeding to Subtenant within forty-eight (48) hours. If a condemning authority takes all of the Property, or a portion sufficient, in Subtenant’s reasonable determination, to render the Premises unsuitable for Subtenant, this Agreement will terminate as of the date the title vests in the condemning authority. The parties will each be entitled to pursue their own separate awards in the condemnation proceeds, which for Subtenant will include, where applicable, the value of its Communication Facility, moving expenses, prepaid Rent, and business dislocation expenses, provided that any award to Subtenant will not diminish Sublandlord’s recovery. Subtenant will be entitled to reimbursement for any prepaid Rent on a prorata basis.

20. CASUALTY. Sublandlord will provide notice to Subtenant of any casualty affecting the Property within forty-eight (48) hours of the casualty. If any part of the Communication Facility or Property is damaged by fire or other casualty so as to render the Premises unsuitable, in Subtenant’s sole determination, then Subtenant may terminate this Agreement by providing written notice to the Sublandlord, which termination will be effective as of the date of such damage or destruction. Upon such termination, Subtenant will be entitled to collect all insurance proceeds payable to Subtenant on account thereof and to be reimbursed for any prepaid Rent on a prorata basis.

21. WAIVER OF LANDLORD’S AND SUBLANDLORD’S LIENS. Landlord and Sublandlord each waive any and all lien rights it may have statutory or otherwise, concerning the Communication Facility or any portion thereof. The Communication Facility shall be deemed personal property for purposes of this Agreement, regardless of whether any portion is deemed real or personal property under applicable law and Sublandlord and Landlord consent to Subtenant’s right to remove all or any portion of the Communication Facility from time to time in Subtenant’s sole discretion and without Landlord or Sublandlord’s consent.

22. MISCELLANEOUS.

(a) Amendment/Waiver. This Agreement cannot be amended, modified or revised unless done in writing and signed by an authorized agent of the Sublandlord and an authorized agent of the Subtenant. No provision may be waived except in a writing signed by both parties.

(b) Memorandum/Short Form Lease. Either party will, at any time upon fifteen (15) business days prior written notice from the other, execute, acknowledge and deliver to the other a recordable Memorandum or Short Form of Lease. Either party may record this Memorandum or Short Form of Lease at any time, in its absolute discretion.

(c) Bind and Benefit. The terms and conditions contained in this Agreement will run with the Property and bind and inure to the benefit of the parties, their respective heirs, executors, administrators, successors and assigns.

(d) Entire Agreement. This Agreement and the exhibits attached hereto, all being a part hereof, constitute the entire agreement of the parties hereto and will supersede all prior offers, negotiations and agreements with respect to the subject matter of this Agreement.

(e) Governing Law. This Agreement will be governed by the laws of the state in which the Premises are located, without regard to conflicts of law.

(f) Interpretation. Unless otherwise specified, the following rules of construction and interpretation apply: (i) captions are for convenience and reference only and in no way define or limit the construction of the terms and conditions hereof; (ii) use of the term “including” will be interpreted to mean “including but not limited to”; (iii) whenever a party’s consent is required under this Agreement, except as otherwise stated in the Agreement or as same may be duplicative, such consent will not be unreasonably withheld, conditioned or delayed; (iv) exhibits are an integral part of the Agreement and are incorporated by reference into this Agreement; (v) use of the terms “termination” or “expiration” are interchangeable; and (vi) reference to a default will take into consideration any applicable notice, grace and cure periods.

(g) Estoppel. Either party will, at any time upon twenty (20) business days prior written notice from the other execute, acknowledge and deliver to the other a statement in writing (i) certifying that this Agreement is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying this Agreement, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to such party’s knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. The requested party’s failure to deliver such a statement within such time will be conclusively relied upon by the requesting party that (i) this Agreement is in full force and effect, without modification except as may be properly represented by the requesting party, (ii) there are no uncured defaults in either party’s performance, and (iii) no more than one month’s Rent has been paid in advance.

(h) No Electronic Signatures/No Option. The submission of this Agreement to any party for examination or consideration does not constitute an offer, reservation of or option for the Premises based on the terms set forth herein. This Agreement will become effective as a binding Agreement only upon the handwritten legal execution, acknowledgment and delivery hereof by Sublandlord and Subtenant and the handwritten legal execution of the consent hereto by Landlord.

(i) Attorneys’ Fees. If there is any legal proceeding between Sublandlord or Subtenant arising from this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorney’s fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs expenses and attorney’s fees and disbursements shall be included in and as a part of such judgment.

(j) As soon as reasonably practicable, but no later than ten (10) days after the completion of the construction and installation of the Communication Facility, Subtenant shall discontinue use of the communication facility that is presently on the Property pursuant to the 2001 Sublease. As soon as reasonably practicable, but no later than thirty (30) days after the completion of the construction and installation of the Communication Facility, Subtenant shall remove all portions of the communication facility that is presently on the Property pursuant to the 2001 Sublease, and shall provide written notice to Sublandlord when such removal has been completed. Subtenant shall continue to pay rental under the 2001 Sublease to Sublandlord until such removal has been completed. Effective upon the removal of all portions of such communication facility and Sublandlord’s receipt of Subtenant’s notice regarding completion of the removal, the 2001 Sublease shall be terminated, and all rights and obligations of the parties under the 2001 Sublease will be extinguished except that the rights and obligations of the parties under Sections 8, 10, 12, 13, and 21 of the 2001 Sublease will survive the termination of the 2001 Sublease. If Subtenant does not remove all portions of the communication facility that is presently on the Property pursuant to the 2001 Sublease within the time period provided by this section, Subtenant shall pay to Sublandlord additional rental in the amount of $100 per day for each day starting with the 31st day after the completion and installation of the Communication Facility, in addition to any amounts required under this Agreement and the 2001 Sublease.

(k) If Sublandlord terminates its interest in any portion of the Premises, or if Sublandlord ceases to be obligated under the Agreement, Subtenant agrees to attorn to Landlord with respect to the entire Premises, and Landlord agrees to recognize the Subtenant’s right to occupy the Premises and agrees not to disturb Tenant’s tenancy under the Agreement. Subtenant, which attornment shall be pursuant exclusively to the terms and conditions contained in this Agreement.

(l) Notwithstanding any provision herein to the contrary, Sublandlord, Subtenant and Landlord agree that upon an expiration or termination of the 1999 Lease (“1999 Lease Termination”), and provided that this Agreement is in effect and Subtenant is not in default hereunder, Sublandlord shall be deemed to have assigned this Agreement to Landlord and, as of the date of such 1999 Lease Termination, Landlord shall become the Sublandlord under the Agreement as if the Agreement were, executed between Landlord and Subtenant, and Tully’s Coffee Corporation shall be fully released and thereafter shall have no liability whatsoever under this Agreement.

[SIGNATURES APPEAR ON THE NEXT PAGE.)

IN WITNESS WHEREOF, the parties have caused this Agreement so be effective as of the last date written below.

“SUBLANDLORD”

Tully’s Coffee Corporation

By:	/s/ Kristopher S. Galvin
Print Name:	KRISTOPHER S GALVIN
Its:	VICE PRESIDENT
Date:	4-23-04

“SUBTENANT”

AT&T Wireless Services of Washington, LLC, A Delaware limited liability company, d/b/a AT&T Wireless

By:	AT&T Wireless Services, Inc., a Delaware corporation its Member
By:	/s/ Richard L. Sullivan
Print Name:	RICHARD L. SULLIVAN
Its:	Regional Real Estate MRR
Date:	4/30/04

THE UNDERSIGNED HEREBY CONSENT TO THE FOREGOING SUBLEASE WITHOUT RELEASING SUBLANDLORD OR OTHERWISE AFFECTING ANY OBLIGATIONS OR LIABILITIES OF SUBLANDLORD UNDER THE 1999 LEASE EXCEPT AS SPECIFICALLY SET FORTH IN THIS SUBLEASE.

“LANDLORD”

Rainier Commons LLC

By:
Print Name:
Its:
Date:

[ACKNOWLEDGMENTS APPEAR ON THE NEXT PAGE.]

“LANDLORD”

Rainier Commons LLC

By:
Print Name:
Its:
Date:

LANDLORD ACKNOWLEDGMENT

STATE OF                                  )

                                                      ) ss:

COUNTY OF                              )

On the          day of         , 200  , before me personally appeared                     , and acknowledged under oath that he is the                      of                                  of                                  the                                  named in the attached instrument, and as such was authorized to execute this instrument on behalf of the                     .

__________________________________________
Notary Public
My Commission Expires: _____________________

LANDLORD ACKNOWLEDGMENT

STATE OF                                 )

                                                     ) ss:

COUNTY OF                             )

On the              day of             , 2004, before me personally appeared                     , and acknowledged under oath that he is the                                  of                                 , the                                  named in the attached instrument, and as such was authorized to execute this instrument on behalf of the                                 .

Place Notary Stamp Within Box            Notary Public:

SUBTENANT ACKNOWLEDGMENT

STATE OF COLORADO         )

                                                    ) ss:

COUNTY OF ADAMS             )

I CERTIFY that on April 30, 2004 Richard L. Sullivan personally came before me and this person acknowledged under oath to my satisfaction, that:

(a) this person signed, sealed and delivered the attached document as Program Manager of AT&T Wireless Services, Inc., a corporation of the State of Delaware, which is the member of AT&T Wireless Services of Washington, LLC, the limited liability company named in this document;

(b) this document was signed and delivered by the corporation as its voluntary act and deed, as the member of the limited liability company, on behalf of said limited liability company.

[NOTARY SEAL OF MAUREEN R. MARTINEZ]	Notary Public: Maureen R. Martinez
My Commission Expires: March 20, 2005

SUBLAND: ORD ACKNOWLEDGMENT

STATE OF WASHINGTON               )

                                                               ) ss:

COUNTY OF KING                            )

On the 23rd day of APRIL, 2004 before me personally appeared KRISTOPHER S. GALVIN and acknowledged under oath that he is the VICE PRESIDENT of TULLY’S COFFEE CORPORATION, the CORPORATION named in the attached instrument, and as such was authorized to execute this instrument on behalf of the CORPORATION.

[NOTARY SEAL OF PEGGY L. PRITCHARD]	Notary Public:	/s/ Peggy L. Pritchard
PEGGY L. PRITCHARD
	My Commission Expires:	1-15-06

DESCRIPTION of PREMISES

To the Agreement dated                     , 2004, by and between Tully’s Coffee Corporation, a Washington corporation, as Sublandlord, and AT&T Wireless Services of Washington. LLC, an Oregon limited liability company, d/b/a AT&T Wireless, as Subtenant.

Legal Description

EXCEPT FROM THE ABOVE DESCRIBED PARCEL 2 ANY PORTION LYING WITHIN THE NORTHERN PACIFIC RAILWAY COMPANY RIGHT OP WAY.

EXCEPT FROM THE ABOVE DESCRIBED PARCEL 2 THOSE PORTIONS AS CONVEYED TO THE STATE OF WASHINGTON FOR PRlMARY STATE HIGHWAY NO. 1 BY DEED RECORDED UNDER RECORDING NUMBER 6199964.

PARCEL 3

LOTS 1 THROUGH 6 AND THE EAST 102 FEET OF LOTS 7 THROUGH 12 AND THE NORTH 10 FEET OF SOUTH HORTON STREET ADJOINING, AS VACATED UNDER CITY OF SEATTLE ORDINANCE NUMBER 69575, ALL BLOCK IN 40, FIRST ADDITION TO SOUTH SEATTLE BY J J MORSE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE 53, IN KING COUNTY, WASHINGTON,

TOGETHER WITH THAT PORTION OF VACATED SOUTH HANFORD STREET AS VACATED UNDER CITY OF SEATTLE ORDINANCE NUMBER 69571 AND WOULD ATTACH BY OPERATION OF LAW,

EXCEPT FROM THE ABOVE DESCRIBED PARCEL 3 THOSE PORTIONS AS CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO 1 BY DEED RECORDED UNDER RECORDING NUMBER 6199964.

Notes:

1.	This Exhibit may be replaced by a land survey and/or construction drawings of the Premises once received by Subtenant.

2.	Any setback of the Premises from the Property’s boundaries shall be the distance required by the applicable governmental authorities.

3.	Width of access road shall be the width required by the applicable government authorities, including police and fire departments.

4.	The type, number and mounting positions and locations of antennas and transmission lines are illustrative only. Actual types, numbers and mounting positions may vary from what is shown above.

DESCRIPTION OF THE PREMISES

Page 3 of 4

INTERSTATE HIGHWAY
I-5
AIRPORT WAY S.
S. STEVENS STREET
AT&T
WIRELESS SERVICES
TULLY'S
(REVISED)
SC-87
240047
A-1
OVERALL SITE PLAN

DESCRIPTION OF THE PREMISES

Page 4 of 4

ANTENNA LEGEND
SECTOR A
SECTOR B
SECTOR C
KEY NOTE LEGEND
KEY NOTE LEGEND
AT&T
WIRELESS SERVICES
AT&T WIRELESS SERVICES
14500 NE 87TH STREET
REDMOND, WASHINGTON 98052
PHONE 425 702 2697
PB ARCHITECTS SEATTLE
TULLY'S
(REVISED)
SC-87
240047
3100 AIRPORT WAY SOUTH
SEATTLE, WA 98134
ENLARGED PARTIAL ROOF PLAN
A-2
ENLARGED PARTIAL ROOF PLAN